                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use and incorporation by reference of our reports (and to all references to our firm) included in or made part of this registration statement of Continental Homes Holding Corp.

Arthur Andersen & Co.

Phoenix, Arizona,
February 28, 1994